Exhibit 4.9

Irrevocable Notice of Conversion

In consideration of the payment on or before December 24, 2004 by Sound Surgical Technologies LLC (the “Company”) of accrued but unpaid dividends on the Series A Cumulative Convertible Redeemable Preferred Units registered in my name (the “Series A Units”), in accordance with the provisions of Paragraph 10.B.4 of the Operating Agreement of the Company, I hereby give notice that I will convert to ordinary Membership Units all of the issued and outstanding Series A Units simultaneously with the effectiveness of the registration statement to be filed by the Company with the Securities and Exchange Commission in December 2004, as the same may be amended from time to time, and immediately prior to the effectiveness of the conversion of the Company to a Colorado C corporation.

Such conversion shall occur automatically and without any further action by me.

This notice is irrevocable and may not be withdrawn or modified by me without the prior written consent of the Company, provided that if the registration statement referred to above does not become effective on or before June 30, 2005, this notice is revoked and of no further force or effect as of midnight June 30, 2005.

December 14, 2004	/ Donald B. Wingerter, Jr. /
Donald B. Wingerter, Jr.

Irrevocable Notice of Conversion

In consideration of the payment on or before December 24, 2004 by Sound Surgical Technologies LLC (the “Company”) of accrued but unpaid dividends on the Series A Cumulative Convertible Redeemable Preferred Units registered in my name (the “Series A Units”), in accordance with the provisions of Paragraph 10.B.4 of the Operating Agreement of the Company, I hereby give notice that I will convert to ordinary Membership Units all of the issued and outstanding Series A Units simultaneously with the effectiveness of the registration statement to be filed by the Company with the Securities and Exchange Commission in December 2004, as the same may be amended from time to time, and immediately prior to the effectiveness of the conversion of the Company to a Colorado C corporation.

Such conversion shall occur automatically and without any further action by me.

This notice is irrevocable and may not be withdrawn or modified by me without the prior written consent of the Company, provided that if the registration statement referred to above does not become effective on or before June 30, 2005, this notice is revoked and of no further force or effect as of midnight June 30, 2005.

December 14, 2004	/ Donald B. Wingerter, Jr. /
Donald B. Wingerter, Jr. IRA (self-directed)

Irrevocable Notice of Conversion

In consideration of the payment on or before December 24, 2004 by Sound Surgical Technologies LLC (the “Company”) of accrued but unpaid dividends on the Series A Cumulative Convertible Redeemable Preferred Units registered in my name (the “Series A Units”), in accordance with the provisions of Paragraph 10.B.4 of the Operating Agreement of the Company, I hereby give notice that I will convert to ordinary Membership Units all of the issued and outstanding Series A Units simultaneously with the effectiveness of the registration statement to be filed by the Company with the Securities and Exchange Commission in December 2004, as the same may be amended from time to time, and immediately prior to the effectiveness of the conversion of the Company to a Colorado C corporation.

Such conversion shall occur automatically and without any further action by me.

This notice is irrevocable and may not be withdrawn or modified by me without the prior written consent of the Company, provided that if the registration statement referred to above does not become effective on or before June 30, 2005, this notice is revoked and of no further force or effect as of midnight June 30, 2005.

December 14, 2004	/ Peter D. Geary /
Peter D. Geary